EXHIBIT 2.3

                               SECOND AMENDMENT TO
                      PLAN AND AGREEMENT OF SHARE EXCHANGE

     THE PLAN AND AGREEMENT OF SHARE EXCHANGE ("Agreement") entered into as of March 2, 2001, by and between Admiralty Corporation, a Georgia corporation ("Admiralty"); Ruby Mining Company, a Colorado corporation ("RMC"); and U.S. Energy Corp., a Wyoming corporation ("USE"), was amended as of April 6, 2001 and is amended again as of May 4, 2001. "Section" refers to sections in the Agreement; capitalized terms have the meanings therein ascribed. Only paragraphs 1 and 2 of the first Amendment are changed by this Second Amendment. Except for such changes, the Agreement as amended on April 6, 2001 remains in effect.

     1. The Closing Date under Section 1.02 is changed to the date described in paragraph 2 below.

     2. The amount of fees payable to USE for its Exchange Services Agreement under Section 2.02 does not change, but payment terms are changed to be $50,000 payable by wire transfer on May 4, 2001, and $50,000 payable on the earliest date thereafter (the "Closing Date") on which cleared funds are available for such purpose from the escrow account established for Admiralty by Kutak Rock LLP.

     IN WITNESS WHEREOF, each of the Parties has caused this Amendment to be executed on its behalf attested by officers thereunto as of the day and year first above written.

USE:                                             RMC:


U.S. ENERGY CORPORATION                    RUBY MINING COMPANY


By    /s/   John L. Larsen                 By    /s/   John L. Larsen
  --------------------------------            ----------------------------------
Name   John L. Larsen                      Name    John L. Larsen
    ------------------------------              --------------------------------
Title     CEO                              Title      President
     -----------------------------               -------------------------------


                                           ADMIRALTY:


                                           ADMIRALTY CORPORATION


                                           By    /s/   Herbert C. Leeming
                                              ----------------------------------
                                           Name    Herbert C. Leeming
                                                --------------------------------
                                           Title      Chairman
                                                 -------------------------------








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